Exhibit 10.1

FIVE PRIME THERAPEUTICS, INC.

$75,000,000

SALES AGREEMENT

August 6, 2020

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (as defined below), it may issue and sell to or through Cowen, acting as agent and/or principal, shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-228206), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a

Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Shares that (i) is consented to by Cowen (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement), hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

2. Agency and Principal Transactions. (a) Each time that the Company wishes to issue and sell the Shares hereunder through Cowen, acting as agent (each, an “Agency Transaction”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, within two (2) Business Days (as defined in Section 12), (ii) the entire amount of the Shares thereunder have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to an Agency Transaction or any Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b) The Company may also offer to sell the Shares directly to Cowen, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit 2(b) hereto (with such changes thereto as may be agreed upon by the Company and Cowen), relating to such sale in accordance with Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).

3. Sale of Shares by Cowen. (a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b)(i) If the Company wishes to issue and sell the Shares to Cowen pursuant to this Agreement in a Principal Transaction, it will notify Cowen of the proposed terms of the Principal Transaction. If Cowen, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Cowen shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or Cowen unless and until the Company and Cowen have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Each sale of the Shares to Cowen in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Cowen. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Cowen. The commitment of Cowen to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by Cowen pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, Cowen in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and Cowen shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Suspension of Sales.

(a) The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b) If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (“Regulation M”) are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and Cowen may, at its sole discretion, suspend sales of the Shares under this Agreement.

(c) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Shares, and Cowen shall not be obligated to sell or offer to sell any Shares.

5. Settlement.

(a) Settlement of Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares in an Agency Transaction will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Agency Settlement Date” and the first such Agency Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”)). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof or pursuant to any applicable Terms Agreement, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee at least one (1) Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement, the Prospectus or the Prospectus Supplement, including the Incorporated Documents, the Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) each Time of Sale (defined below), (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below) (each such date included in (i) through (v) above, a “Representation Date”):

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b) No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares to Cowen. “Agent’s Information” means, solely the following information in the Prospectus: the eighth and tenth paragraphs under the caption “Plan of Distribution” in the Prospectus.

(c) Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Shares contemplated herein or by any Terms Agreement have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus or the Registration Statement.

(f) The Sales Agreement; Terms Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Any Terms Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(g) Authorization of the Common Stock. The Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and any Terms Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will conform to the descriptions thereof in the Registration Statement and the Prospectus and will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary (as defined below) or under any agreement to which the Company is a party or otherwise.

(h) Ownership of Subsidiaries. All of the outstanding shares of capital stock (if any) of each subsidiary of the Company (if any) (each a “Subsidiary”) are, except to the extent set forth in the Prospectus, owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any Terms Agreement, except for such rights as have been duly waived.

(j) Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates indicated and the results of its operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except in the case of unaudited financial statements, which are subject to normal and recurring year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and has been prepared materially in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement or the Prospectus. The financial data set forth in each of the Registration Statement and the Prospectus, or incorporated therein, fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in or incorporated in the Registration Statement and the Prospectus. All disclosures contained in or incorporated in the Registration Statement and Prospectus that constitute non-GAAP financial measures (as defined under the Securities Act and the Exchange Act) comply, in all material respects, with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of or incorporated in the Registration Statement and the Prospectus.

(k) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company or any Subsidiary, and have not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or any repurchase or redemption by the Company of any class of capital stock.

(l) Organization and Good Standing. The Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and have the corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration

Statement and the Prospectus and to enter into and perform their obligations under this Agreement. The Company and each of its Subsidiaries are duly qualified as foreign corporations to transact business and are in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(m) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(n) No Violation or Default; No Conflicts or Consents. Neither the Company nor any of its Subsidiaries is (x) in violation of its certificate of incorporation or by-laws or (y) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any properties or assets of the Company or any of its Subsidiaries are subject (each, an “Existing Instrument”), except, in the case of clause (y), for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults or Debt Repayment Triggering Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries, except for such violations specified in this clause (iii) as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(o) Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of the properties or assets of the Company or any of its Subsidiaries is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company or any of its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its Subsidiaries, exists or, to the knowledge of the Company, is threatened or imminent.

(p) Compliance with Laws. The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission or incorporated by reference as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(r) Title to Real and Personal Property. The Company and each of its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(j) above (or elsewhere in the Registration Statement or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any of its Subsidiaries.

(s) Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, the material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property”) described in the Registration Statement and the Prospectus as being owned or licensed by them (the “Company Intellectual Property”), and (ii) the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or can acquire on reasonable terms, the Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted (the “Necessary Intellectual Property”), except where the failure to own, failure to possess a license to or inability to acquire any such Necessary Intellectual Property would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge: (A) there are no third parties who have rights to any Company Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and the Prospectus as licensed to the Company and except as disclosed in the Registration Statement and the Prospectus; and (B) there is no infringement by third parties of any Company Intellectual Property that would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (1) challenging the rights of the Company and its Subsidiaries in or to any Company Intellectual Property, and the Company is currently unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim that, if asserted on the date hereof, would reasonably be expected to succeed; (2) challenging the validity, enforceability or scope of any granted and issued government-registered Company Intellectual Property, and the Company is currently unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim that, if asserted on the date hereof, would reasonably be expected to succeed; or (3) asserting that the Company or any of its Subsidiaries infringe or otherwise violate, or would, upon conducting the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted as described in the Registration Statement or the Prospectus, infringe or violate, any valid, unexpired and issued government-registered patent, trademark, trade name, service name or copyright of others, and the Company is currently unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim that, if asserted on the date hereof, would reasonably be expected to succeed. The Company and its Subsidiaries have complied or will comply in due time with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company and its Subsidiaries, except where failure to comply would not reasonably be expected to have a Material Adverse Effect, and all such agreements are in full force and effect. The product candidates described in the Registration Statement and the Prospectus as currently under development by the Company and its Subsidiaries fall within the scope of one or more claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company and its Subsidiaries.

(t) No Undisclosed Relationships. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v) Taxes. The Company and its Subsidiaries have each filed all necessary federal, state and foreign income and franchise tax returns through the date hereof or have timely requested extensions thereof, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes required to be paid by the Company or any of its Subsidiaries, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and except where the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(w) Licenses and Permits. The Company and each of its Subsidiaries possesses such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the Registration Statement or the Prospectus (“Permits”), except where the failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are in violation of, or in default under, any of the Permits, except where such violation or default would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x) Certain Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) Neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) to the knowledge of the Company, there are no events or circumstances existing as of the date hereof that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(y) Compliance with ERISA. The Company, its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or any of its Subsidiaries and their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company or any of its Subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate. No “employee benefit plan” established or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, any of its Subsidiaries nor any ERISA Affiliate have incurred or reasonably expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(z) Disclosure Controls. The Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Accounting Controls. The Company and each of its Subsidiaries makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and is prepared materially in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) Insurance. The Company and its Subsidiaries are insured by financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for companies engaged in similar businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction and acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company does not believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(cc) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement or the Prospectus. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and each of its Subsidiaries and, to the best of the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries, are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(ee) No Conflicts with Sanctions Laws. Neither the Company nor, to the best of the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State (including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ff) No Broker’s Fees. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(gg) No Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(hh) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M) with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ii) Stock Exchange Listing. The Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(jj) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in or incorporated by reference in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(kk) Statistical and Market Data. All statistical, demographic and market-related data contained in or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ll) Sarbanes-Oxley Act. There is and has been no failure in any material respect on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm) No Ratings. There are no debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act.

(nn) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described or incorporated in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company has no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or incorporated in or referred to in the Registration Statement or the Prospectus; the Company and its Subsidiaries have made all such filings and obtained all such approvals or authorizations as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except where the failure to make such filing or obtain such approval would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any clinical trials that are described or incorporated in or referred to in the Registration Statement or the Prospectus; and the Company and each of its Subsidiaries has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(oo) Compliance with Health Care Laws. The Company and each of its Subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws, except where failure to be in compliance would not be expected reasonably to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care-related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion law, the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated thereunder; (v) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); and (vi) any and all other applicable U.S. or non-U.S. health care laws and regulations. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its Subsidiaries nor any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal or non-U.S. health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(pp) No Contract Terminations. Except as described in the Registration Statement, neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described or incorporated in the Registration Statement, or the Prospectus, or referred to or described in or incorporated in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(qq) Required Filings. The Company has timely made all filings required to be made by it under the Exchange Act.

(rr) No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(ss) FINRA Exemption. To enable Cowen to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(tt) Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, HIPAA, as amended by the HITECH Act; and the Company and its Subsidiaries have taken all necessary actions to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries provides or makes available accurate notices of their Policies to their employees, third-party vendors, representatives and customers, if any. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its Subsidiaries (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(uu) IT Systems. (i)(x) There has been no security breach or attack or other compromise of or relating to any of the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, (ii) the Company and its Subsidiaries have complied, and are presently in compliance, with all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.

(vv) Export and Import Laws. The Company and its Subsidiaries and, to the Company’s knowledge, each of its affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company or any Subsidiary have acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Cowen that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (insofar as it relates to the Shares or the transactions contemplated hereby), (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by Cowen (provided, however, that the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement and, provided, further, that the only remedy Cowen shall have with respect to the failure to make such filing (other than Cowen’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that (A) the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement, provided further, that (B) the only remedy Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement despite Cowen’s objection (other than Cowen’s rights under Section 9 hereof) shall be to cease making sales under this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Shares, the Company shall file a final Prospectus Supplement pursuant to Rule 424(b) relating to the Shares.

(b) Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any such amendment or supplement if, as a result of a pending transaction or other development with respect to the Company in the reasonable judgment of the Company, it is in the best interest of the Company to do so.

(d) Listing of Shares. During any period in which the Prospectus relating to the Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on Nasdaq and to qualify the Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement and any Terms Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Cowen’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $10,000 and, (viii) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $50,000.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for five (5) Trading Days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or any Terms Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance or (iv) any shares of common stock issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares hereunder or pursuant to a Terms Agreement, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement or any Terms Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Cowen may reasonably request.

(l) Required Filings Relating to Sale of Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Shares sold through Cowen under this Agreement and any Terms Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Shares with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act; (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) the Company files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate (but in the case of clause (iv) above only if (1) an Agency Transaction is pending and (2) Cowen determines that the information contained in such Form 8-K is material to a holder of Common Stock), in the form attached hereto as Exhibit 7(m) within two (2) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Bring-Down Date occurring at a time at which no Agency Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Shares pursuant to such Agency Transaction, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice. With respect to any Principal Transaction pursuant to a Terms Agreement, the certificate in the form attached hereto as Exhibit 7(m) shall be delivered at the Principal Settlement Date.

(n) Legal Opinion. On or prior to the First Delivery Date and within two (2) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion and negative assurance letter of Cooley LLP (“Company Counsel”), or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Cowen with a letter (a “Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date). With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause to be furnished to Cowen on the Principal Settlement Date a written opinion of Company Counsel, or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel, dated the Principal Settlement Date.

(o) Comfort Letter. On or prior to the First Delivery Date and within two (2) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. With respect to any Principal Transaction pursuant to a Terms Agreement, the Company shall cause its independent accountants to furnish Cowen, in form and substance satisfactory to Cowen, Comfort Letters at the Time of Sale, dated the date of such Time of Sale, and on the Principal Settlement Date, dated the Principal Settlement Date.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than Cowen; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(q) Insurance. The Company and its Subsidiaries, shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r) Compliance with Laws. The Company and its Subsidiaries, shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and its Subsidiaries, shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries, will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Stock hereunder.

(v) Sarbanes-Oxley Act. The Company and its Subsidiaries, will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Affirmation. Each Placement Notice delivered by the Company to Cowen and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement, as the case may be).

(x) Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to Cowen, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

8. Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice or pursuant to any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices or any Terms Agreements and (ii) the sale of all Shares contemplated to be issued pursuant to any Placement Notice or any Terms Agreement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries, of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to have a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsel Legal Opinion. Cowen shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(n).

(f) Cowen Counsel Legal Opinion. Cowen shall have received from Davis Polk & Wardwell LLP, counsel for Cowen, such opinion and negative assurance letter, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h) Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i) Secretary’s Certificate. On or prior to the First Delivery Date and at each Principal Settlement Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.

(j) No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or prior to any Principal Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Terms Agreement within the applicable time period prescribed for such filing by Rule 424.

(m) Approval for Listing. The Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

(n) No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, reasonable and documented expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement or any Terms Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement or any Terms Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with solely Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred after the indemnifying party receives a written notice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, reasonable and documented expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement or any Terms Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to have a Material Adverse Effect has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Sections 7(m), 7(n), or 7(o), Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).

(b) In the case of any purchase by Cowen pursuant to a Terms Agreement, the obligations of Cowen pursuant to such Terms Agreement shall be subject to termination by Cowen at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement or the Prospectus, (i) there has been any Material Adverse Effect or material change in the senior management of the Company, whether or not arising in the ordinary course of business; or (ii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in Cowen’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iii) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq, or if trading generally on the Nasdaq over-the-counter market or the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority; or (iv) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act); or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of Cowen, would reasonably be expected to result in a Material Adverse Change; or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of Cowen, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If Cowen elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.

(c) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(f) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), (d), or (e) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(g) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1124, Attention: General Counsel; or if sent to the Company, shall be delivered to Five Prime Therapeutics, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080 (fax no. 415-365-5602); Attention: General Counsel with a copy to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, (fax no. 415-693-2177), Laura Berezin and Jaime Chase, (fax no. 650-849-7400, email: lberezin@cooley.com and jchase@cooley.com). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid); and (iv) when delivered by electronic communication

(“Electronic Notice”), at the time the party sending Electronic Notice receives verification of receipt by the receiving party, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which Nasdaq and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement or any Terms Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any such Terms Agreement, except as expressly provided in this Agreement or such Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of Cowen without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement, nor any Terms Agreement, nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Terms Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby or by any Terms Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or any transaction contemplated hereby or thereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and any Terms Agreement and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;

(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Cowen is a Covered Entity or a BHC Act Affiliate of Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

ACCEPTED as of the date first-above written:

FIVE PRIME THERAPEUTICS, INC.

By:	/s/ Thomas Civik
Name: Thomas Civik
Title: President and Chief Executive Officer

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Cowen At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Five Prime Therapeutics, Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated August 6, 2020 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [ ] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $_______ per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

Thomas Civik, President and Chief Executive Officer

David Smith, Executive Vice President and Chief Financial Officer

Francis Sarena, Chief Strategy Officer and Secretary

Cowen

Michael J. Murphy, Managing Director

Connor Leahey, Vice President

SCHEDULE 2(b)

FIVE PRIME THERAPEUTICS, INC.

[_________________] SHARES

TERMS AGREEMENT

____, 20__

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies & Gentlemen:

Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated August 6, 2020 (the “Sales Agreement”), between the Company and Cowen and Company, LLC (“Cowen”), to issue and sell to Cowen the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by Cowen, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to Cowen, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Cowen, and Cowen agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to Cowen trading in the Common Stock for Cowen’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between Cowen and the Company.

FIVE PRIME THERAPEUTICS, INC.

By:

Name:
Title:

Accepted and agreed as of the date first above written:

COWEN AND COMPANY, LLC

By:

Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.001 per share

Number of Shares of Purchased Securities:

[•] Shares

Purchase Price Payable by Cowen:

$[•] per Share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To Cowen’s account, or the account of Cowen’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)   the opinion and negative assurance letter referred to in Section 8(e);

(2)   the opinion and negative assurance letter referred to in Section 8(f)

(3)   the “comfort letter” referred to in Section 8(g);

(4)   the representation certificate referred to in Section 8(h);

(5)   the secretary’s certificate referred to in Section 8(i); and

(6)   such other documents as Cowen shall reasonably request.

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above.

SCHEDULE 3

Compensation

Cowen shall be paid compensation equal to 3% of the gross proceeds from the sales of Shares in an Agency Transaction pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of Five Prime Therapeutics, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated August 6, 2020 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date: